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                                                                     EXHIBIT 99






                     Independent Accountants' Review Report
                     --------------------------------------


The Board of Directors and Shareholders
Woolworth Corporation:


We have reviewed the condensed consolidated balance sheets of Woolworth Corporation and subsidiaries as of July 26, 1997 and July 27, 1996, and the related condensed consolidated statements of operations, retained earnings, and cash flows for the thirteen and twenty-six week periods ended July 26, 1997 and July 27, 1996. These condensed consolidated financial statements are the responsibility of Woolworth Corporation's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Woolworth Corporation and subsidiaries as of January 25, 1997, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 11, 1997 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of January 25, 1997, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Our report, referred to above, contains an explanatory paragraph that states that Woolworth Corporation, in 1995, adopted the position of the Financial Accounting Standards Board's Statement of Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

/s/ KPMG Peat Marwick LLP
New York, New York
August 14, 1997